{STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 03/09/1993
                                                     930695007 - 2197882}

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

         Specialistics Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 31st day of May, 1989 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

1. The name of the corporation is Specialistics Inc.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1991, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to perpetual.

4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1991, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

IN WITNESS WHEREOF, said Specialistics Inc. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Timothy
P. Halter its last and acting President, and attested by Kevin B. Halter, Jr., its last and acting Secretary, this 2nd day of March, 1993. Specialistics Inc.

                                           By:  /s/ Timothy P. Halter
                                           ----------------------------------
                                                    Timothy P. Halter
                                                    Last and Acting President

ATTEST:

By:  /s/  Kevin B. Halter, Jr.
------------------------------------
          Kevin B. Halter, Jr.
          Last and Acting Secretary